ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the "Escrow Agreement") is entered into as of this 12th day of February 1997 between JONES NAUGHTON
ENTERTAINMENT, INC., a Colorado corporation ("JNE"), AMERINET
FINANCIAL SYSTEMS, INC., a Florida corporation ("AFSI") and MRC
LEGAL SERVICES CORPORATION dba the Law offices of M. Richard Cutler, Esq., as escrow agent (the "Escrow Agent").

                                   R E C I T A L S

A.  As of October 2, 1996 JNE, AFSI, ANFS, Inc. a
Delaware corporation ("ANFS") and Real Estate Television Network, Inc., a Nevada corporation ("RETN") entered into an Agreement and Plan of Reorganization (the "Agreement") providing for the merger of RETN with and into ANFS. Unless otherwise set forth herein, capitalized terms used herein shall have the meaning as set forth in the Agreement; and

B. In connection with the merger, AFSI would initially issue to JNE up to an aggregate of 1,000,000 shares of AFSI Series A Preferred Stock (the "AFSI Stock"), a total of 400,000 of which would be subject to a "lock-up" agreement to be released to JNE upon the occurrence of certain contingencies. Up to an additional 400,000 shares of AFSI Series A Preferred Stock would be issued to JNE upon the occurrence of certain contingencies.

C. Although a closing of the transaction represented by the Agreement has not yet occurred, the parties are desirous that the certificates representing 100% of the issued and outstanding capital stock of RETN (the "RETN Stock") and the certificates representing the AFSI Stock be held and released in accordance with the terms and conditions of this Escrow Agreement. All other terms and conditions of the Agreement shall remain in place and shall be supplemented by, and not supplanted by, this Escrow Agreement.

D. Escrow Agent has agreed to act as the escrow agent hereunder, in accordance with the terms and conditions set forth in this Escrow Agreement.

NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.  Appointment of Escrow Agent.  AFSI and JNE
(collectively, the "Parties") hereby mutually appoint and designate the Escrow Agent to receive, hold and release, as escrow agent, the RETN Stock and the AFSI Stock, and the Escrow Agent hereby accepts such appointment and designation.

2. Escrow Delivery. On or before February 14, 1997, JNE shall deliver or cause to be delivered certificates representing the RETN Stock to the Escrow Agent and AFSI shall deliver or cause to be delivered certificates representing the AFSI Stock to the Escrow Agent.

3.  Conditions of Escrow.

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3.1  The Escrow Deposit.  Escrow Agent shall hold and
release the RETN Stock and the AFSI Stock as follows:

a. Release of RETN Stock From Escrow. Upon the occurrence of any of the following events, the Escrow Agent shall (i) provide notification to AFSI and JNE as set forth herein of the occurrence of any such event and instruct AFSI to complete the filing of merger documents of RETN with and into ANFS, and (ii) provided that the Escrow Agent has not received an affidavit from AFSI or JNE, notarized and signed under penalty of perjury, to the effect that such an event has not occurred (in which case the Parties shall proceed under Section 3.1(c) hereof), and upon the expiration of five days from the date the notice is deemed given to AFSI and JNE pursuant to Section 6 hereof, release and distribute the RETN Stock as follows:

i. to JNE or AFSI, as the case may be, pursuant to joint written instructions executed by JNE and AFSI; or

ii. to JNE or AFSI, as the case may be, pursuant to any "final order" of a court of competent jurisdiction, any such order being deemed to be "final" if (i) such order has not been reserved, stayed, enjoined, set aside, annulled or suspended, (ii) no request for a stay, suspension or an injunction, petition for reconsideration or appeal, or sua sponte action with comparable effect is pending with respect to the order, and (iii) the time for filing any such request, petition or appeal or further taking of any such sua sponte action has expired; or

iii. to AFSI or ANFS upon the receipt by the Escrow Agent of written notification from AFSI that it has received, after the date hereof, a minimum of $1,500,000 (as net proceeds) in equity financing, or upon the receipt by the Escrow Agent of other documentary evidence of the receipt and acceptance by AFSI, after the date hereof, of a minimum of $1,500,000 (as net proceeds) in equity financing; or

iv. to AFSI or ANFS upon receipt of written notification from AFSI that it has determined, in its sole discretion, that ANFS and/or AFSI has adequate financing to fund the operations of RETN
(the "AFSI Option"); or

v.  to AFSI or ANFS on February 1, 1998.

b. Release of AFSI Stock From Escrow. Upon the occurrence of any of the following events, the Escrow Agent shall
(i) provide notification to AFSI and JNE as set forth herein of the occurrence of any such event and instruct AFSI to complete the filing of merger documents of RETN with and into ANFS, and (ii) provided that the Escrow Agent has not received an affidavit from AFSI or JNE, notarized and signed under penalty of perjury, to the effect that such an event has not occurred (in

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which case the Parties shall proceed under Section 3.1(c) hereof), and upon the expiration of five days from the date the notice is deemed given to AFSI and JNE pursuant to Section 6 hereof, release and distribute the AFSI Stock as follows:

i. to JNE or AFSI, as the case may be, pursuant to joint written instructions executed by JNE and AFSI; or

ii. to JNE or AFSI, as the case may be, pursuant to any "final order" of a court of competent jurisdiction, any such order being deemed to be "final" if (i) such order has not been reserved, stayed, enjoined, set aside, annulled or suspended, (ii) no request for a stay, suspension or an injunction, petition for reconsideration or appeal, or sua sponte action with comparable effect is pending with respect to the order, and (iii) the time for filing any such request, petition or appeal or further taking of any such sua sponte action has expired; or

iii. to JNE upon the receipt by the Escrow Agent of the written notification referred to in Section 3.1(a)(iii) above, or upon receipt of other documentary evidence of the receipt and acceptance by AFSI, after the date hereof, of a minimum of $1,500,000 (as net proceeds) in equity financing; or

iv. to JNE on February 1, 1998; or

v.  to JNE upon the exercise by AFSI or ANFS of the AFSI
Option as defined above.

c. Conflicting Instructions. If a bona fide controversy arises between the Parties concerning the release of either the RETN Stock of the AFSI Stock hereunder, they shall notify the Escrow Agent. In that event (unless the Escrow Agent determines in good faith that a bona fide controvery does not exist) (or, in the absence of such notification, if in the good faith judgment of the Escrow Agent such a bona fide controversy exists), then, notwithstanding any other provision hereof, the Escrow Agent shall not resolve such controversy or take any action but shall be required to await resolution of the controversy by joint instructions from the Parties or by order of a court of competent jurisdiction. If a suit is commenced against the Escrow Agent, it may answer by way of interpleader and name JNE, RETN, AFSI and/or ANFS as additional parties to such action, and the Escrow Agent may tender the RETN Stock and/or the AFSI Stock into such court for determination of the respective rights, titles and interests of the Parties. Upon such tender, the Escrow Agent shall be entitled to receive from the Parties its reasonable attorneys' fees and expenses incurred in connection with said interpleader action or in any related action or suit. As between JNE and AFSI, such fees, expenses and other sums shall be paid by the party which fails to prevail in the proceedings brought to determine the appropriate distribution of the RETN Stock or the AFSI Stock, as the case may be.

If and when the Escrow Agent shall so interplead such Parties, or either of them, and deliver the RETN Stock and/or the AFSI Stock to the clerk of such court, all of its duties hereunder shall cease, and it shall have no further obligation in this regard. Nothing herein shall prejudice any right or remedy of the Escrow Agent.

4.  Concerning Escrow Agent

4.1 Duties. Escrow Agent undertakes to perform all duties which are expressly set forth herein; provided, however, that the Escrow Agent shall not be required to make or be liable in any manner for its failure to make any determination under the Agreement or any other agreement, including whether any of JNE, AFSI and/or ANFS is entitled to delivery of the RETN Stock and/or the AFSI Stock under the Agreement.

4.2  Indemnification.

a. Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instructions or request furnished to it hereunder and reasonably believed by it to be genuine and authorized.

b. Escrow Agent shall not be liable for any action taken by it in good faith and without gross negligence or wilful misconduct, and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

c. JNE and AFSI hereby jointly and severally agree to indemnify the Escrow Agent for, and hold the Escrow Agent harmless against, any loss, liability or expense incurred without gross negligence or wilful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent's entering into this Escrow Agreement and carrying out the Escrow Agent's duties hereunder, including, without limitation, costs and expenses of defending the Escrow Agent against any claim or liability with respect thereto.

d. Escrow Agent shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property.

4.3 Other Matters. Escrow Agent (and any successor escrow agent or agents) reserves the right to resign as the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the other parties hereto, and provided further that a mutually acceptable successor escrow agent(s) agrees in writing to serve as escrow agent hereunder within such fifteen (15)-day period.
 The Escrow Agent may petition any court in the State of California having jurisdiction to designate a successor Escrow Agent. The resignation of the Escrow Agent (and any successor escrow agent or agents) shall be effective only upon delivery of the RETN Stock and/or the AFSI

Stock, as the case may be, to the successor escrow agent(s). The Parties reserve the right to jointly remove the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the Escrow Agent. In the event of litigation or dispute by the Parties in which the performance of the duties of the Escrow Agent is at issue, the Escrow Agent shall take no action until such action is agreed in writing by the Parties, or until receipt of any final order by a court of competent jurisdiction directing the Escrow Agent to take such action.

5. Termination. This Escrow Agreement shall be terminated upon the release of the RETN Stock and the AFSI Stock in accordance with the terms and conditions hereof, or otherwise by written mutual consent signed by all parties hereto.

6. Notice. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Escrow
Agreement shall be in writing and shall be hand delivered (including delivery by courier) or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO JNE:

Jones Naughton Entertainment, Inc.
6255 Sunset Blvd., Suite 200
Los Angeles, CA 90028
Attn: Joe Naughton, President
Facsimile No.: 213-466-1892

IF TO AFSI:

AmeriNet Financial Systems, Inc.
3400 Inland Empire Blvd., Suite 205
Ontario, CA 91764
Attn: John Pembroke, President
Facsimile No.: 909-481-8446
With a copy to:

Alan S. Nopar, Esq.
AmeriNet Financial Systems, Inc.
2166 The Alameda
San Jose, CA 95126
Facsimile No.: 408-984-2689

IF TO THE ESCROW AGENT:

Law Offices of M. Richard Cutler, Esq.
610 Newport Center Drive, Suite 800
Newport Beach, CA 92660

Attn: M. Richard Cutler, Esq.
Facsimile No.: 714-719-1988

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

7. Benefit and Assignment. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision in this Escrow Agreement against any of the parties hereto, and the covenants and agreements set forth in this Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns this Escrow Agreement or any rights hereunder without the prior written consent of the parties hereto.

8. Entire Agreement; Amendment. This Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Escrow Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

9. Headings. The headings of the sections and subsections contained in this Escrow Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

10. Governing Law; Venue. This Escrow Agreement shall be governed and constructed under and in accordance with the laws of the State of California (but not including the conflicts of laws and rules thereof). For purposes of any action or proceeding involving this Escrow Agreement each of the parties to this Escrow Agreement expressly submits to the jurisdiction of the federal and state courts located in the State of California and consents to the service of any process or paper by registered mail or by personal service within or without the State of California in accordance with applicable law, provided a reasonable time for appearance is allowed.

11. Signature in Counterparts. This Escrow Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

12. Attorney's Fees. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

13. Fees and Expenses of Escrow Agent. Except as may otherwise be provided in Section 3(c) and 4.2 hereof, notwithstanding any other provision hereof, all fees of the Escrow Agent hereunder shall be paid by JNE except with respect to the first $500 of such fees, which shall be borne equally as between JNE and AFSI, and all out-of-pocket expenses of the Escrow Agent shall be borne equally by JNE and AFSI.

IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.

JONES NAUGHTON ENTERTAINMENT, INC.
a Colorado corporation ("JNE")

By:  /s/Joe Naughton
Joe Naughton, President

AMERINET FINANCIAL SYSTEMS, INC., a
Florida corporation ("AFSI")

By:  /s/John Pembroke
John Pembroke, President

MRC LEGAL SERVICES CORPORATION, a California corporation dba The Law Offices of M. Richard Cutler, Esq. ("ESCROW AGENT")

By:  /s/M. Richard Cutler
M. Richard Cutler, President